Exhibit 99.1

Kodak Improves Operating Performance in First Quarter of 2015

Summary:

  Operational EBITDA of $12 million versus $7 million in 2014, an improvement of $21 million year-over-year, after adjusting for currency exchange and non-recurring intellectual property revenue.
  Key product lines achieved strong sales growth:
    Volume for KODAK SONORA Process Free Plates increased by 94%.
    Volume for KODAK FLEXCEL NX Plates grew by 27%.
    Revenues from the KODAK PROSPER Portfolio increased by 23%.
  Kodak achieved a $35 million or 29% improvement in operating expense in the first quarter - on track to achieve a more than $100 million improvement in 2015.
  Net loss was $54 million compared to $34 million in 2014. Loss from continuing operations before income taxes improved by $10 million.
  First quarter sales totaled $427 million, a decline of $61 million from the first quarter in 2014, driven by currency exchange and expected declines in revenue from legacy products.
  The company reiterates 2015 guidance for revenue of $1.8 - $2.0 billion and Operational EBITDA of $100 - $120 million.

ROCHESTER, N.Y.--(BUSINESS WIRE)--May 7, 2015--Eastman Kodak Company (NYSE:KODK) today reported financial results for the first quarter of 2015 which reflect continued improvement in operating performance. Results are being reported for the first time under the new corporate organizational structure, which was implemented on Jan. 1, 2015, to make the company faster-moving, more competitive and more entrepreneurial.

Operational EBITDA totaled $12 million, an improvement of $21 million year-over-year on a comparable basis, after adjusting for currency exchange and non-recurring intellectual property revenue. The loss from continuing operations before income taxes improved to a $50 million loss from a $60 million loss in the 2014 first quarter. The 2015 first quarter net loss was $54 million, compared to a net loss of $34 million in the first quarter of 2014, which included $19 million in income from discontinued operations related to Kodak Alaris.

Sales in the first quarter of 2015 were $427 million, a decline of $61 million or 13% from $488 million in the first quarter of 2014, as a result of the adverse impacts of currency exchange and the expected declines in revenue from legacy products. The currency impact and decline in legacy products more than offset significant increases in sales of key strategic products, including KODAK SONORA Process Free Plates, KODAK FLEXCEL NX Plates and the KODAK PROSPER Portfolio.

“I am pleased with our first quarter performance and we are clearly seeing the benefits of our new divisional structure,” said Jeff Clarke, Kodak Chief Executive Officer. “Our continued progress in improving productivity and reengineering our cost structure, with $35 million in year-over-year operating expense savings in the first quarter, is reflected in the improved performance. Our transition to sustained growth and profitability will become more evident in the second half of the year as we continue to drive revenue growth in key strategic products and leverage our improved operating performance.”

Print Systems Division (PSD), Kodak’s largest division, had first quarter 2015 sales of $254 million, a decline of $34 million or 12%, from $288 million in the prior-year quarter, driven by the impact of currency exchange and competitive industry pricing. For the fourth straight quarter, unit volume of digital plates increased, led by strong continuing demand for KODAK SONORA Process Free Plates. At the end of the first quarter, the number of customers using SONORA Plates reached 2,274, up 12% from year-end 2014.

The Operational EBITDA for PSD increased to $13 million in the first quarter of 2015 from $12 million in the 2014 first quarter. Increases in aluminum costs and competitive pricing pressures were more than offset by cost reductions and manufacturing productivity improvements.

Enterprise Inkjet Systems Division (EISD) had sales of $39 million for the first quarter of 2015, a decrease of $9 million or 19% from the first quarter of 2014. The decrease was attributable to the expected decline in revenues from legacy inkjet printing systems and the impact of currency exchange in the first quarter of last year. Operational EBITDA for EISD was negative $13 million for the quarter, essentially flat with negative $12 million in the first quarter of 2014.

Five PROSPER Press Systems were added to the installed base during the first quarter, and agreements have been reached with customers for the installation of five additional press systems. In the first quarter, total pages produced on PROSPER Presses increased by 46%, as customers continue to take advantage of Kodak’s unique Stream inkjet technology.

Micro 3D Printing and Packaging Division (MPPD) had revenue of $31 million in the first quarter of 2015, compared to $29 million in the 2014 first quarter, an increase of $2 million or 7%, driven by a 27% increase in unit volume for KODAK FLEXCEL NX Plates, which was partially offset by the negative impact of currency exchange.

MPPD Operational EBITDA for the quarter was breakeven compared to negative $2 million in the prior year, with the benefit of increased sales of consumables and cost reductions partially offset by the impact of currency exchange and investments in Micro 3D Printing.

Commercial production of silver mesh film for touch screen sensors is expected to begin during the second quarter at the Eastman Business Park manufacturing facility. Kodak is building a similar facility to produce the silver-based sensor film at its plant in Xiamen, China, where it expects to begin production by late in the year. Kodak also recently announced it will independently pursue development and production of copper mesh film for touch sensors.

Software & Solutions Division (SSD) had sales of $28 million in the first quarter of 2015, compared to $24 million in 2014, an increase of $4 million, or 17%, despite the negative impact from currency exchange. The increase was largely attributable to increased government contracts in the Kodak Services for Business unit. Operational EBITDA was $2 million for the quarter compared to negative $1 million in the prior year, driven by cost reductions as well as business mix in the Unified Workflow Solutions business.

Consumer and Film Division (CFD) had sales of $72 million in the first quarter of 2015, compared to $86 million in the prior-year quarter, a decline of $14 million or 16%. The decline was primarily due to the expected volume declines for consumer inkjet printer cartridges and motion picture film.

CFD had Operational EBITDA of $18 million for the first quarter, an improvement of $8 million from $10 million in the 2014 first quarter. The improvement was primarily due to improved inventory management and increased production efficiency for Entertainment & Commercial Films.

Kodak’s two other operating divisions are Eastman Business Park Division (EBPD) and Intellectual Property Solutions Division (IPSD). EBPD had revenue of $3 million in the quarter and Operational EBITDA of negative $1 million. IPSD had no revenue and Operational EBITDA of negative $7 million, compared to breakeven last year when there was a $9 million non-recurring intellectual property payment. IPSD includes the costs for Kodak Research Labs.

“Continuing robust growth in the customer base for our key PROSPER, FLEXCEL and SONORA product lines provides a foundation for Kodak’s future success,” Clarke said. “Our momentum is clear and we are on a path to drive future growth and sustained profitability.”

Revenue and Operational EBITDA 2015 vs. 2014

($ millions)

Q1 2015 Actuals	PSD	EISD	MPPD	SSD	CFD	IPSD	EBPD	Total EK
Revenue	$254	$39	$31	$28	$72	$-	$3	$427
Operational EBITDA b/f corp costs	25	(10)	2	4	21	(7)	(1)	34
Corporate SGA	12	3	2	2	3	-	-	22
Operational EBITDA	13	(13)	-	2	18	(7)	(1)	12

Q1 2014 Actuals	PSD	EISD	MPPD	SSD	CFD	IPSD	EBPD	Total EK
Revenue	$288	$48	$29	$24	$86	$9	$4	$488
Operational EBITDA b/f corp costs	31	(8)	-	1	16	-	-	40
Corporate SGA	19	4	2	2	6	-	-	33
Operational EBITDA	12	(12)	(2)	(1)	10	-	-	7

Q1 2015 Actuals vs. Q1 2014 Actuals - B/(W)	PSD	EISD	MPPD	SSD	CFD	IPSD	EBPD	Total EK
Revenue	$(34)	$(9)	$2	$4	$(14)	$(9)	$(1)	$(61)
Operational EBITDA b/f corp costs	(6)	(2)	2	3	5	(7)	(1)	(6)
Corporate SGA	7	1	-	-	3	-	-	11
Operational EBITDA	1	(1)	2	3	8	(7)	(1)	5

About Kodak

Kodak is a technology company focused on imaging. We provide – directly and through partnerships with other innovative companies – hardware, software, consumables and services to customers in graphic arts, commercial print, publishing, packaging, electronic displays, entertainment and commercial films, and consumer products markets. With our world-class R&D capabilities, innovative solutions portfolio and highly trusted brand, Kodak is helping customers around the globe to sustainably grow their own businesses and enjoy their lives. For additional information on Kodak, visit us at kodak.com, follow us on Twitter @Kodak, or like us on Facebook at KodakNow.

CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs, business trends, and other information that is not historical information. When used in this document, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data are based upon the Company’s expectations and various assumptions. Future events or results may differ from those anticipated or expressed in these forward-looking statements. Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the risks and uncertainties described in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, under the headings “Business,” “Risk Factors,” “Legal Proceedings,” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources,” in the corresponding sections of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, and in other filings the Company makes with the SEC from time to time, as well as the following: the Company’s ability to improve and sustain its operating structure, financial results and profitability; the ability of the Company to achieve cash forecasts, financial projections, and projected growth; the Company’s ability to achieve the financial and operational results contained in its business plans; the ability of the Company to discontinue, spin off or sell certain non-core businesses or operations; the Company’s ability to comply with the covenants in its credit facilities; the company’s ability to obtain additional financing if and as needed; any potential adverse effects of the concluded Chapter 11 proceedings on the Company’s brand or business prospects; the Company’s ability to fund continued investments, capital needs and restructuring payments and service its debt; changes in foreign currency exchange rates, commodity prices and interest rates; the resolution of claims against the Company; the Company’s ability to attract and retain key executives, managers and employees; the Company’s ability to maintain product reliability and quality and growth in relevant markets; the Company’s ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; and the impact of the global economic environment on the Company. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf apply only as of this date and are expressly qualified in their entirety by the cautionary statements included in this press release. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

A. NON-GAAP MEASURES

In this first quarter financial results news release, reference is made to certain non-GAAP financial measures of Operational EBITDA, improvement in Operational EBITDA excluding the negative impacts of currency exchange on gross profit and non-recurring intellectual property revenue, and improvement in corporate cost structure (Operational Selling, General and Administrative (“SG&A”) expenses and Operational Research and Development (“R&D”) expenses).

The Company believes that these non-GAAP measures represent important internal measures of performance. Accordingly, where they are provided, it is to give investors the same financial data management uses with the belief that this information will assist the investment community in properly assessing the underlying performance of the company, its financial condition, results of operations and cash flow.

The following reconciliations are provided with respect to terms used in this first quarter financial results news release.

The following table reconciles Operational EBITDA and the improvement in Operational EBITDA excluding the negative impacts of currency exchange on gross profit and non-recurring intellectual property revenue to the most directly comparable GAAP measure of net loss attributable to Eastman Kodak Company for the three months ended March 31, 2015 and 2014, respectively:

(in millions)
	Q1 2015	Q1 2014	Improvement (decline)
Operational EBITDA excluding non-recurring licensing revenue and negative impacts of foreign currency on gross profit, as presented	$19	$(2)	$21
Non-recurring intellectual property revenue	-	9	(9)
Impact of foreign exchange 2015 vs 2014 on gross profit	(7)	-	(7)
Operational EBITDA, as presented	$12	$7	$5
All other	3	1	2
Restructuring costs and other	(17)	(13)	(4)
Corporate components of pension and OPEB income (1)	33	30	3
Depreciation and amortization	(38)	(56)	18
Stock-based compensation	(7)	(2)	(5)
Consulting and other costs	(2)	(2)	-
Idle Costs	(1)	(1)	-
Impact of costs previously allocated to discontinued operations	-	(3)	3
Impact of fresh start adjustments	-	1	(1)
Other operating expenses, net	(3)	-	(3)
Interest expense	(15)	(16)	1
Other charges, net	(10)	(1)	(9)
Reorganization items, net	(5)	(5)	-
Consolidated loss from continuing operations before income taxes	(50)	(60)	10
Provision (benefit) for income taxes	4	(7)	11
Loss from continuing operations	(54)	(53)	(1)
Earnings from discontinued operations, net of income taxes	-	19	(19)
Net loss	(54)	(34)	(20)
Less: Net income attributable to noncontrolling interests	4	2	2
Net loss attributable to Eastman Kodak Company (GAAP basis)	$(58)	$(36)	$(22)

The following table reconciles the improvement in Operational SG&A and Operational R&D expenses to the most directly comparable GAAP measures of SG&A and R&D, respectively, for the three months ended March 31, 2015 and 2014, respectively:

(in millions)
	Q1 2015	Q1 2014	$ Change		% Change
Operational SG&A	$62	$89		$27	30%
Impact of costs previously allocated to discontinued operations	-	2		2	100%
Impact of stock based compensation and certain consulting costs	6	3		(3)	-100%
Idle costs	1	1		-	100%
Corporate components of pension and OPEB income (1)	(11)	(9)		2	-22%
All other	-	1		1	100%
Selling, General and Administrative costs (GAAP basis)	$58	$87		$29	33%

	Q1 2015	Q1 2014	$	Change	% Change
Operational R&D	$23	$31		$8	26%
Impact of stock based compensation	1	-		(1)	100%
Corporate components of pension and OPEB income (1)	(5)	(4)		1	-25%
Research and Development Costs (GAAP basis)	$19	$27		$8	30%

(1) Composed of interest cost, expected return on plan assets, amortization of actuarial gains and losses and curtailments and settlement components of pension and other postretirement benefit expenses.

B. FINANCIAL STATEMENTS

CONSOLIDATED STATEMENT OF OPERATIONS
	Three Months Ended
	March 31,
	2015	2014
Revenues
Sales	$337	$393
Services	90	95
Total net sales	427	488
Cost of sales
Sales	284	325
Services	66	74
Total cost of sales	350	399
Gross profit	77	89
Selling, general and administrative expenses	58	87
Research and development costs	19	27
Restructuring costs and other	17	13
Other operating expense, net	3	-
Loss from continuing operations before interest expense, other charges, net, reorganization items, net and income taxes	(20)	(38)
Interest expense	15	16
Other charges, net	(10)	(1)
Reorganization items, net	5	5
Loss from continuing operations before income taxes	(50)	(60)
Provision (benefit) for income taxes	4	(7)
Loss from continuing operations	(54)	(53)
Earnings from discontinued operations, net of income taxes	-	19
Net loss	(54)	(34)
Less: Net income attributable to noncontrolling interests	4	2
NET LOSS ATTRIBUTABLE TO EASTMAN KODAK COMPANY	$(58)	$(36)

The notes accompanying the Company’s first quarter 2015 Form 10-Q are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENT OF FINANCIAL POSITION
(in millions)	As of	As of
	March 31,	December 31,
	2015	2014
ASSETS
Current Assets
Cash and cash equivalents	$609	$712
Receivables, net	359	414
Inventories, net	373	349
Deferred income taxes	25	31
Assets held for sale	13	14
Other current assets	32	30
Total current assets	1,411	1,550
Property, plant and equipment, net	482	524
Goodwill	90	96
Intangible assets, net	176	182
Restricted cash	35	37
Deferred income taxes	32	38
Other long-term assets	127	129
TOTAL ASSETS	$2,353	$2,556

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable, trade	$197	$212
Current portion of long-term debt	6	5
Liabilities held for sale	1	10
Other current liabilities	311	372
Total current liabilities	515	599
Long-term debt, net of current portion	671	672
Pension and other postretirement liabilities	609	662
Other long-term liabilities	311	324
Total Liabilities	2,106	2,257

Commitments and Contingencies (Note 5)

Equity
Common stock, $0.01 par value	-	-
Additional paid in capital	623	621
Treasury stock, at cost	(5)	(4)
Accumulated deficit	(261)	(204)
Accumulated other comprehensive (loss) income	(135)	(136)
Total Eastman Kodak Company shareholders’ equity	222	277
Noncontrolling interests	25	22
Total equity	247	299
TOTAL LIABILITIES AND EQUITY	$2,353	$2,556

The notes accompanying the Company’s first quarter 2015 Form 10-Q are an integral part of these consolidated financial statements.

CONTACT:
Kodak
Media:
Christopher Veronda, +1-585-724-2622
christopher.veronda@kodak.com
or
Investor:
David Bullwinkle, +1-585-724-4053
shareholderservices@kodak.com